Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to U.S.C Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, John A. Kite, Chief Executive Officer and President of Kite Realty Group Trust (the “Company”), and Daniel R. Sink, Chief Financial Officer of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C Section 1350, that:

1.	The Annual Report on Form 10-K of the Company for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m); and

2.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2005

/s/ JOHN A. KITE

John A. Kite
Chief Executive Officer and President
/s/ DANIEL R. SINK

Daniel R. Sink
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.